United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Aaron Kuehne Employment Agreement

On May 16, 2016, Black Diamond, Inc. (the “Company”) entered into an employment agreement with Mr. Aaron Kuehne (the “Kuehne Employment Agreement”), the Company’s current Chief Financial Officer, Secretary and Treasurer, which provides for Mr. Kuehne’s employment as Chief Administrative Officer, Chief Financial Officer, Secretary and Treasurer of the Company for a term expiring on July 1, 2020, subject to certain termination rights, during which time he will receive an annual base salary of $300,000. The Kuehne Employment Agreement will become effective on July 1, 2016 (the “Commencement Date”) provided that Mr. Kuehne remains in the employ of the Company on such date.

Under the terms of the Kuehne Employment Agreement, provided that the Kuehne Employment Agreement becomes effective on July 1, 2016, the Company will issue and grant to Mr. Kuehne on the Commencement Date an option to purchase 125,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan (the “Plan”), having an exercise price per share equal to the closing trading price of the Company’s common stock on NASDAQ (or other national or regional stock exchange on which the Company’s common stock is listed) on July 1, 2016, of which 41,667 shares of common stock will vest and become exercisable on each of July 1, 2017 and July 1, 2018 and 41,666 shares of common stock will vest and become exercisable on July 1, 2019.

Also under the terms of the Kuehne Employment Agreement, provided that the Kuehne Employment Agreement becomes effective on July 1, 2016, the Company will issue and grant to Mr. Kuehne on the Commencement Date a restricted stock award of 100,000 restricted shares pursuant to the Plan, all of which will vest if, on or before July 1, 2020, the closing share price of the Company’s common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days.

In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Kuehne is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 25% of Mr. Kuehne’s annual base salary. Mr. Kuehne will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

The Kuehne Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company, as more particularly set forth in the Kuehne Employment Agreement.

In the event that Mr. Kuehne’s employment is terminated as a result of his death or disability, Mr. Kuehne or his estate will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus pro rated for the portion of the year in which such termination occurred. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Kuehne’s employment is terminated by the Company for “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Kuehne is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Kuehne’s employment is terminated by the Company without “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period, in each case payable in accordance with the Company’s normal payroll practices. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Kuehne’s employment is terminated by Mr. Kuehne other than as a result of a “change in control” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Kuehne’s employment is terminated by Mr. Kuehne as a result of a “change in control” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period, except that, in the event the Company or the acquiror requests Mr. Kuehne to provide consulting services described in the Kuehne Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Kuehne fails to comply with any of his obligations under the Kuehne Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Kuehne will be required to repay previous post termination payments paid to him pursuant to the Kuehne Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kuehne Employment Agreement.

All payments and benefits provided under the Kuehne Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The foregoing description of the Kuehne Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Kuehne Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) The disclosure set forth in Item 1.01 of this Report with respect to Mr. Kuehne is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is filed herewith as a part of this Report:

Exhibit	Description

10.1	Employment Agreement, dated as of May 16, 2016, between Black Diamond, Inc. and Aaron Kuehne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2016

Black Diamond, Inc.

By: /s/ Mark Ritchie

Name:  Mark Ritchie

Title:    Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated as of May 16, 2016, between Black Diamond, Inc. and Aaron Kuehne.